UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 16, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On 16th May 2012, Empire Energy Corporation International’s wholly owned Australian subsidiary, Great South Land Minerals Limited (GSLM), made further application to extend its current exploration licence EL14/2009 to continue its search for oil and gas onshore Tasmania Basin. GSLM’s application for extension is required in accordance with requirements of Tasmanian legislation to permit continuance of exploration activities.

As of 16 May 2012, GSLM has reported and expended approximately AUD$8 million on commitments for exploration activities associated with EL14/2009 and has committed to a further seismic program to acquire up to 300 line kilometres and has established commitments with a drilling contractor Hunt Energy Australia, Pty Ltd to resume drilling activities at the Bellevue #1 site in the Central Highlands of Tasmania followed by the Thunderbolt #1 site located in the Upper Derwent Valley. The project has taken significant time and resources to coordinate the required Petroleum exploration utilities, including resourcing of Rigs, Seismic Trucks and specialist personnel to properly manage these projects. There has been an Australia wide demand upon petroleum exploration resources in searching for coal seam methane and other petroleum resources in the last two years, in addition to the issues of Regional flooding in Australia stranding some operations. These logistical matters have been entirely outside of the company’s control and it has only been since the first quarter of 2012, that firm commercial commitments have been able to be made to remobilise on-ground exploration operations.

GSLM’s original proposed 5 year Exploration Licence for EL14/2009 as lodged with the Director of Mines on 30th September 2009 would have provided a more practical time frame in which to better coordinate and complete the present exploration program. The company believes that it has achieved within the practical realm of possibility, the required stages of the exploration program at the conclusion of the first 2 years of the licence period, and is now poised to continue the final stages of the drilling and seismic program, subject to the application for extension being granted.

Contact: Malcolm Bendall

+61 3 6231 3529

Item 11.0 Financial Statements and Exhibits

(d) Exhibits

Exhibit

No.

Description

11.1

Application for Extension of EL14/2009 for further 3 year period (excludes appendices)

99.1

Application Letter to Director of Mines

99.2

Application Letter to Minister

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: May 21, 2012

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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